                                                                   Exhibit 8(q)

                                  AMENDMENT TO
                            PARTICIPATION AGREEMENT
                                     Among
                     VARIABLE INSURANCE PRODUCTS FUND III,
                       FIDELITY DISTRIBUTORS CORPORATION
                                      and
                    CANADA LIFE INSURANCE COMPANY OF AMERICA

The Participation Agreement made and entered into as of the 1st day of May 1998 by and among CANADA LIFE INSURANCE COMPANY OF AMERICA, VARIABLE INSURANCE PRODUCTS FUND III and FIDELITY DISTRIBUTORS CORPORATION is hereby amended as follows:

     The Schedule A of the Agreement is deleted and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

CANADA LIFE INSURANCE COMPANY OF AMERICA


BY:    /s/ Charles H. MacPhaul
       -----------------------
Name:  Charles H. MacPhaul
       -----------------------
Title: Assistant Secretary
       -----------------------

VARIABLE INSURANCE PRODUCTS FUND III

BY:    /s/ Robert C. Pozen
       -----------------------
       Robert C. Pozen
       Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

BY:    /s/ Kevin J. Kelly
       ------------------
       Kevin J. Kelly
       Vice President

                                                                         VIP III



                                   SCHEDULE A
                   Separate Accounts and Associated Contracts
                   ------------------------------------------


     Name of Separate Account and Funded     Policy Form Numbers of Contracts
     Date Established by Board of Directors  By Separate Account
     --------------------------------------  --------------------------------


     Canada Life Insurance Company           Varifund
     of America
     Variable Annuity Account 1 (7-22-88)

     Canada Life Insurance Company           Canada Life VUL
     of America
     Variable Life Account 1 (7-22-88)